UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2022

INTELLIA THERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37766	36-4785571
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 Erie Street, Suite 130 Cambridge, Massachusetts		02139
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (857) 285-6200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (Par Value $0.0001)	NTLA	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 28, 2022, upon the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors (the “Board”) of Intellia Therapeutics, Inc. (the “Company”), the Board appointed Muna Bhanji, as a Class I director, with a term expiring at the 2023 annual meeting of stockholders, to fill the newly created vacancy on the Board resulting from an increase in the size of the Board from eight (8) to nine (9) directors. The Board determined that Ms. Bhanji is independent under the listing standards of Nasdaq.

Ms. Bhanji is the founder and principal of TIBA Global Access, LLC, a commercialization and market access strategy consultancy serving the biopharmaceutical industry since January 2021. Ms. Bhanji’s prior experience includes a 30+ year tenure at Merck & Co., during which she held a number of senior leadership roles within the U.S. and Global commercial organizations. Most recently, from 2010 through December 2020, she served as the senior vice president, global market access & policy with responsibility for enabling payer reimbursement and access for patients, for Merck’s products around the world. Ms. Bhanji has served on the Board of Directors of Cytokinetics, Incorporated since February 2021, Ardelyx, Inc. since March 2021 and Veracyte, Inc. since March 2021. Ms. Bhanji also currently serves on the board of directors of Corus International, an international humanitarian organization working at the intersection of poverty alleviation and healthcare. Ms. Bhanji earned her Bachelor of Pharmacy degree from Rutgers School of Pharmacy and an M.B.A. from St. Joseph’s University.

Ms. Bhanji does not have any family relationships with any of the executive officers or directors of the Company. There are no arrangements or understandings between Ms. Bhanji and any other person pursuant to which she was elected as a director of the Company.

As a non-employee director, Ms. Bhanji will receive cash compensation paid by the Company pursuant to its non-employee director compensation program. In addition, under the Company’s director compensation program, upon her election as a director on April 28, 2022, Ms. Bhanji was granted an option to purchase 11,700 shares of the Company’s common stock at an exercise price per share of $50.29 as well as 7,954 restricted stock units. These awards vest as to 33 1/3% of the total award one year after the date of grant and thereafter in substantially equal quarterly installments during the subsequent two years, subject to continued service through such date, and would accelerate and become fully vested upon the occurrence of a sale event of the Company. Ms. Bhanji will enter into the Company’s standard form of indemnification agreement, a copy of which was filed as Exhibit 10.6 to Amendment No. 3 to the Company’s Registration Statement on Form S-1 (File No. 333-210689) filed with the Securities and Exchange Commission on April 27, 2016. Pursuant to the terms of this agreement, the Company may be required, among other things, to indemnify Ms. Bhanji for some expenses, including attorneys’ fees, judgments, fines and settlement amounts respectively incurred by her in any action or proceeding arising out of her respective service as one of our directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Intellia Therapeutics, Inc.

Date: May 3, 2022	By:	/s/ John M. Leonard
	Name:	John M. Leonard
	Title:	Chief Executive Officer and President